EXHIBIT 99

[LOGO OF ON SEMICONDUCTOR CORPORATION]

Everett Tackett, APR Public Relations ON Semiconductor (602) 244-4534 everett.tackett@onsemi.com	Scott Sullinger Investor Relations ON Semiconductor (602) 244-3437 scott.sullinger@onsemi.com

ON Semiconductor Reports Third Quarter 2003 Results

Company grows revenues by 3 percent and reduces loss per share from prior quarter

PHOENIX, Ariz. – Oct. 29, 2003 – ON Semiconductor Corporation (NASDAQ: ONNN) today announced that total revenues in the third quarter of 2003 were $265 million, an increase of 3 percent from the second quarter of 2003. During the third quarter of 2003, the company reported a net loss of $16 million, or $0.10 per share that included a net gain of $3.3 million, or $0.02 per share from restructuring, asset impairments and other and a loss on debt prepayment of $2.9 million, or $0.02 per share. During the second quarter of 2003, the company reported a net loss of $58 million, or $0.34 per share that included a net charge of $35 million, or $0.20 per share of restructuring, asset impairments and other.

On a mix adjusted basis, average selling prices in the third quarter of 2003 were down approximately 3.5 percent from the second quarter of 2003. This decline in average selling prices combined with a change in sales mix resulted in a slight decline in the company’s third quarter 2003 gross margin to 28.0 percent from 28.6 percent in the second quarter of 2003.

EBITDA for the third quarter of 2003 was $51 million and included the net gain of $3.3 million from restructuring, asset impairment and other and the $2.9 million loss on debt prepayment. EBITDA for the second quarter of 2003 was $20 million and included the net charge of $35 million from restructuring, asset impairments and other. A reconciliation of this non-GAAP financial measure to the company’s net loss and net cash provided by operating activities prepared in accordance with U.S. GAAP is set out in the attached schedule.

The net gain of $3.3 million in restructuring, asset impairments and other for the third quarter of 2003 included a $4.6 million gain on the sale of the company’s assembly and test facility in Guadalajara, Mexico offset by approximately $1.3 million of net restructuring charges.

-more-

ON Semiconductor Reports Third Quarter 2003 Results

2-2-2-2

“During the third quarter we saw an improving business environment with increased bookings and backlog,” said Keith Jackson, ON Semiconductor president and CEO. “While we are hopeful that the business environment will continue to improve, we are not relying on end market growth to improve our results. We continue to take the necessary steps to enhance our competitiveness such as improving our manufacturing efficiency, improving our customer support systems and focusing on the rapidly growing markets of Asia.”

FOURTH QUARTER 2003 OUTLOOK

“Based upon booking trends, backlog levels and estimated turns levels, we anticipate that total revenues will be up by 2 to 3 percent sequentially in the fourth quarter,” Jackson said. “Backlog levels at the beginning of the fourth quarter of 2003 were up from backlog levels at the beginning of the third quarter of 2003 and represented between 80 and 85 percent of our anticipated fourth quarter revenues. While we believe that we can grow revenue in the fourth quarter, we expect that our gross margins will remain roughly flat as compared to the third quarter.”

POTENTIAL ACCOUNTING CHANGE

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity (SFAS 150), and ON Semiconductor is awaiting interpretive guidance from the FASB that is expected within the next few days. The company expects that this guidance may include a deferral of the effective date of SFAS 150 with respect to minority interests of finite-lived entities such as its investment in Leshan-Phoenix Semiconductor Limited (Leshan), which has a 50-year life under the terms of the joint venture agreement. Should the existing provisions of SFAS 150 not be changed and the required implementation date not be delayed, the company anticipates reclassifying the minority interest in Leshan as a long-term liability in its consolidated balance sheet as of October 3, 2003 that will be included in the company’s Form 10-Q for the third quarter. Additionally, ON Semiconductor anticipates adjusting the carrying value of such minority interest to its estimated liquidation value as of the beginning of the third quarter and classifying any related non-cash charge or credit as the cumulative effect of an accounting change in the company’s consolidated statement of operations. Subsequent changes in the related estimated liquidation value will be charged or credited to income each period.

The minority interest in Leshan had a carrying value of approximately $25 million as of October 3, 2003 under the previous method of accounting. Due to complexities involved in valuing the Leshan minority interest, the company has not completed its estimate of the related liquidation value as of either the beginning or end of the third quarter. While the impact is currently indeterminable, ON Semiconductor does not expect that it will be material to its consolidated financial position as of October 3, 2003. Additionally, any related impact on the company’s consolidated statement of operations would be limited to a non-cash charge or credit.

TELECONFERENCE

ON Semiconductor will hold a conference call for the financial community at 5 p.m. Eastern time (EST) today to discuss the third quarter results. The company will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast will be available for 30 days following the conference call.

About ON Semiconductor

ON Semiconductor (NASDAQ: ONNN) offers an extensive portfolio of power and data management semiconductors and standard semiconductor components that address the design needs of today’s sophisticated electronic products, appliances and automobiles. For more information visit ON Semiconductor’s website at http://www.onsemi.com.

# # #

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, such information on the website is not to be incorporated herein.

This news release includes “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. In this news release, forward-looking information relates to fourth quarter 2003 revenues, fourth quarter 2003 gross margins, bookings trends, backlog levels, estimated turns levels and similar matters. All forward-looking statements in

ON Semiconductor Reports Third Quarter 2003 Results

3-3-3-3

this news release are made based on management’s current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are changes in overall economic conditions, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, availability of raw materials, competitors’ actions, pricing and gross margin pressures, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses, significant litigation, risks associated with acquisitions and dispositions, risks associated with our substantial leverage and restrictive covenants in our debt agreements, risks associated with our international operations, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally and risks involving environmental or other governmental regulation. Additional factors that could affect the company’s future operating results are described in our Form 10-K for the year ended December 31, 2002 under the caption “Trends, Risks and Uncertainties” in the MD&A section, and other factors are described from time to time in our SEC filings. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

ON Semiconductor Reports Third Quarter 2003 Results

4-4-4-4

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED STATEMENTS OF OPERATIONS

(in millions, except per share data)

	Quarter Ended			Nine Months Ended
	October 3, 2003	July 4, 2003	September 27, 2002(1)	October 3, 2003(2)	September 27, 2002(1)
Total revenues	$264.8	$256.2	$273.6	$790.5	$825.2
Cost of sales	190.7	182.8	194.6	568.6	602.2

Gross profit	74.1	73.4	79.0	221.9	223.0

Operating expenses:
Research and development	16.6	17.0	16.9	51.3	50.4
Selling and marketing	14.8	15.6	14.9	46.5	44.7
General and administrative	19.0	21.1	23.8	61.4	79.7
Amortization of intangibles	—	2.9	3.0	5.9	9.0
Restructuring, asset impairments and other	(3.3)	34.6	—	31.3	10.2

Total operating expenses	47.1	91.2	58.6	196.4	194.0

Operating income (loss)	27.0	(17.8)	20.4	25.5	29.0

Other income (expenses), net:
Interest expense	(37.8)	(38.5)	(37.6)	(114.7)	(111.2)
Loss on debt prepayment	(2.9)	—	—	(6.4)	(6.5)

Other income (expenses), net	(40.7)	(38.5)	(37.6)	(121.1)	(117.7)

Loss before income taxes, minority interests and cumulative effect of accounting change	(13.7)	(56.3)	(17.2)	(95.6)	(88.7)
Provision for income taxes	(1.8)	(2.3)	(3.2)	(6.3)	(11.3)
Minority interests	(0.8)	1.1	(0.1)	(0.9)	(2.3)

Net loss before cumulative effect of accounting change	(16.3)	(57.5)	(20.5)	(102.8)	(102.3)
Cumulative effect of accounting change	—	—	—	(21.5)	—

Net loss	(16.3)	(57.5)	(20.5)	(124.3)	(102.3)
Less: Redeemable preferred stock dividends	(2.3)	(2.2)	(2.1)	(6.7)	(6.3)

Net loss applicable to common stock	$(18.6)	$(59.7)	$(22.6)	$(131.0)	$(108.6)

Basic:
Net loss applicable to common stock before cumulative effect of accounting change	$(0.10)	$(0.34)	$(0.13)	$(0.62)	$(0.62)
Cumulative effect of accounting change	—	—	—	(0.12)	—

Net loss applicable to common stock	$(0.10)	$(0.34)	$(0.13)	$(0.74)	$(0.62)

Diluted:
Net loss applicable to common stock before cumulative effect of accounting change	$(0.10)	$(0.34)	$(0.13)	$(0.62)	$(0.62)
Cumulative effect of accounting change	—	—	—	(0.12)	—

Net loss applicable to common stock	$(0.10)	$(0.34)	$(0.13)	$(0.74)	$(0.62)

Weighted average common shares outstanding:
Basic	179.5	176.8	175.8	177.5	175.4

Diluted	179.5	176.8	175.8	177.5	175.4

(1) Amounts have been revised from those previously reported to reflect the consolidation of our majority-owned investment in Leshan Phoenix Semiconductor and the reclassification of loss on debt prepayment (which occurred in the second quarter of 2002) from extraordinary loss to other income (expense). Both changes are based on recent guidance from the Financial Accounting Standards Board.

(2) Includes the cumulative effect of the accounting change relating to actuarial gains and losses associated with our defined benefit pension obligations effective January 1, 2003.

ON Semiconductor Reports Third Quarter 2003 Results

5-5-5-5

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions)

	October 3, 2003	July 4, 2003	December 31, 2003 (1)
	(unaudited)	(unaudited)
Assets
Cash and cash equivalents	$183.6	$181.2	$190.4
Receivables, net	152.4	130.1	115.4
Inventories, net	172.4	175.6	163.5
Other current assets	35.2	32.8	39.4
Deferred income taxes	7.2	7.4	6.4

Total current assets	550.8	527.1	515.1
Property, plant and equipment, net	519.9	532.7	585.3
Deferred income taxes	1.9	—	—
Goodwill	77.3	77.3	77.3
Intangible assets, net	—	—	26.7
Other assets	39.5	40.2	39.0

Total assets	$1,189.4	$1,177.3	$1,243.4

Liabilities, Minority Interests, Redeemable Preferred Stock and Stockholders’ Deficit

Accounts payable	$121.4	$113.0	$74.1
Accrued expenses	92.7	83.7	100.6
Income taxes payable	19.2	16.8	11.0
Accrued interest	22.2	27.9	43.6
Deferred income on sales to distributors	64.4	64.3	70.8
Current portion of long-term debt	23.9	24.9	19.8

Total current liabilities	343.8	330.6	319.9
Long-term debt	1,269.0	1,416.7	1,403.4
Other long-term liabilities	37.5	40.1	42.9
Deferred income taxes	—	0.7	2.2

Total liabilities	1,650.3	1,788.1	1,768.4

Minority interests in consolidated subsidiaries	26.2	25.4	27.0

Redeemable preferred stock	116.8	114.5	110.1

Common stock	2.2	1.8	1.8
Additional paid-in capital	892.0	733.8	737.4
Accumulated other comprehensive income	(6.8)	(11.3)	(34.3)
Accumulated deficit	(1,491.3)	(1,475.0)	(1,367.0)

Total stockholders’ deficit	(603.9)	(750.7)	(662.1)

Total liabilities, minority interests, redeemable preferred stock and stockholders’ deficit	$1,189.4	$1,177.3	$1,243.4

(1) Amounts have been revised from those previously reported to reflect the consolidation of our majority-owned investment in Leshan Phoenix Semiconductor based on recent guidance from the Financial Accounting Standards Board.

ON Semiconductor Reports Third Quarter 2003 Results

6-6-6-6

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET LOSS TO EBITDA AND

NET CASH PROVIDED BY OPERATING ACTIVITIES

(in millions)

	Quarter Ended			Nine Months Ended
	October 3, 2003	July 4, 2003	September 27, 2002 (1)	October 3, 2003 (2)	September 27, 2002 (1)
Net loss	$(16.3)	$(57.5)	$(20.5)	$(124.3)	$(102.3)
Plus:
Depreciation and amortization	28.0	36.6	36.9	100.6	111.0
Interest expense, net of interest income	37.8	38.5	37.6	114.7	111.2
Provision for income taxes	1.8	2.3	3.2	6.3	11.3

EBITDA (3)	51.3	19.9	57.2	97.3	131.2
Increase (decrease):
Interest expense, net of interest income	(37.8)	(38.5)	(37.6)	(114.7)	(111.2)
Provision for income taxes	(1.8)	(2.3)	(3.2)	(6.3)	(11.3)
Write off of debt issuance costs	2.5	—	—	6.0	6.5
Amortization of debt issuance costs and debt discount	2.3	2.4	2.1	6.9	5.7
Provision for excess inventories	2.1	2.3	1.7	8.4	16.4
Cumulative effect of accounting change	—	—	—	21.5	—
Non-cash impairment write-down of property, plant and equipment	—	10.5	3.0	10.5	11.4
Non-cash interest on junior subordinated note payable to Motorola	3.3	3.2	3.0	9.8	8.6
Non-cash impairment write-down of intangible asset	—	20.8	—	20.8	—
Deferred income taxes	(2.3)	—	(0.7)	(4.8)	3.9
Stock compensation expense	—	—	—	0.1	1.3
Other	(3.6)	1.3	0.2	(0.4)	3.2
Changes in operating assets and liabilities	(14.8)	(7.5)	(3.9)	(37.2)	(31.4)

Net cash provided by operating activities	$1.2	$12.1	$21.8	$17.9	$34.3

(1) Amounts have been revised from those previously reported to reflect the consolidation of our majority-owned investment in Leshan Phoenix Semiconductor based on recent guidance from the Financial Accounting Standards Board.

(2) Includes the cumulative effect of the accounting change relating to actuarial gains and losses associated with our defined benefit pension obligations effective January 1, 2003.

(3) EBITDA represents net income (loss) before interest expense, provision for income taxes and depreciation and amortization expense. While EBITDA is not intended to represent net cash provided by operating activities as defined by generally accepted accounting principles and should not be considered as an indicator of operating performance or an alternative to cash flow as a measure of liquidity, we believe this measure is useful to investors to assess our ability to meet our future debt service, capital expenditure and working capital requirements. This calculation may differ in method of calculation from similarly titled measures used by other companies. The table above sets forth our EBITDA with a reconciliation to net cash provided by operating activities, the most directly comparable financial measure under generally accepted accounting principles.